EXHIBIT 5.1

Perkins Coie LLP
1120 NW Couch Street, Tenth Floor
Portland, OR 97209
(503) 727-2000
www.perkinscoie.com

December 20, 2007

Synthetech, Inc.
1290 Industrial Way
Albany Oregon 97322

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to up to 525,000 shares of common stock, par value $0.001 (the "Shares"), which may be issued upon the exercise of stock options granted pursuant to the Stock Option Grant Notice and Stock Option Agreements, each dated as of April 17, 2007 and described on Schedule A attached hereto (collectively, the "Plans").

We have examined the Registration Statement and such documents and records of Synthetech, Inc. and other documents as we have deemed necessary for the purpose of this opinion.  In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Synthetech, Inc. of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by Synthetech, Inc. in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Perkins Coie LLP

PERKINS COIE LLP

Schedule A

The Plans include Stock Option Grant Notice and Stock Option Agreements between Synthetech, Inc. and each of the individuals listed below.

Employee Grantee	No. of Shares
Ghassan Alnasser	10,000
Sameer Athmneh	3,000
Jared Bell	2,500
Jeremy Crites	2,500
Richard Diedrich	2,500
Daniel Fagan	50,000
Edwin Faulkner	2,500
Glenda Fleming	2,000
Gregory Hahn	100,000
Eric Hatcher	1,500
Doug Isaac	6,000
Ryan Link-Cole	3,000
Carlos Loredo	5,000
James Lupo	2,500
Donna Martin	3,000
Joel Melka	75,000
Joe Murphy	25,000
Deron Neukomm	20,000
Tina Ohling	10,000
Jose Osuna	3,000
Laura Ray	6,000
Brett Reynolds	30,000
David Short	20,000
Dominic Squires	6,000
Mike Standen	25,000
Chris Stupel	1,500
Khang Tran	2,500
Edward Vawter	20,000
Thomas Vignon	1,000
Gary Weber	75,000
Charles Wells	3,000
Dennis Willhite	6,000
Total	525,000